EXHIBIT 10.1

AMENDMENT TO SEVERANCE PROTECTION AGREEMENT

This Amendment (this “Amendment”) to the Severance Protection Agreement, dated as of August 7, 2013 (the “Severance Protection Agreement”), by and between Murphy Oil Corporation (the “Company”) and Roger W. Jenkins (“Executive”), is entered into as of February 5, 2019. Unless otherwise indicated, capitalized terms used in this Amendment shall have the meanings as set forth in the Severance Protection Agreement.

W I T N E S E T H:

WHEREAS, the Company and the Executive desire to amend the Severance Protection Agreement as set forth herein;

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.Item (i) of the definition of “Good Reason” in Section 15 of the Severance Protection Agreement is replaced in its entirety with the following:

“(i) a material reduction in Executive’s base salary, annual bonus opportunity or long-term incentive award opportunity,”

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by its duly authorized officer, and the Executive has executed this Amendment, in each case, as of the date first above written.

MURPHY OIL CORPORATION
By:	/s/ Walter K. Compton
Name: Walter K. Compton
Title: Executive Vice President & General Counsel

EXECUTIVE
By:	/s/ Roger W. Jenkins
Name: Roger W. Jenkins